As filed with the Securities and Exchange Commission on June 9, 2023

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NIO Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Building 20, 56 Antuo Road

Jiading District, Shanghai 201804

People’s Republic of China

+86 21-6908-2018

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2018 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated file	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Wei Feng Chief Financial Officer Building 20, No. 56 AnTuo Road Anting Town, Jiading District Shanghai 201804 People’s Republic of China +86 21-6908-2018	Yuting Wu, Esq. Skadden, Arps, Slate, Meagher & Flom LLP JingAn Kerry Center, Tower II, 46/F 1539 Nanjing West Road Shanghai 200040 People’s Republic of China +86 21-6193-8200

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by NIO Inc. (the “Registrant”) for the purpose of registering an aggregate of 77,924,691 additional Class A ordinary shares, par value US$0.00025 per share (the “Class A Ordinary Shares”) of the Registrant issuable pursuant to the 2018 Share Incentive Plan of the Registrant (the “2018 Plan”) and consists of only those items required by General Instruction E to Form S-8.

Previously, an aggregate of 148,253,193 Class A Ordinary Shares of the Registrant were registered for issuance under the Registrant’s 2015 Stock Incentive Plan, 2016 Stock Incentive Plan, 2017 Stock Incentive Plan and the 2018 Plan pursuant to the Registrant’s registration statement on Form S-8 (File No. 333-229952) filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2019 (the “Existing S-8 Registration Statement”). In accordance with General Instruction E to Form S-8, the contents of the Existing S-8 Registration Statement are incorporated herein by reference, except as otherwise set forth herein.

Pursuant to certain provisions of the 2018 Plan (referred to as the “evergreen provisions”), the number of Class A Ordinary Shares that the maximum aggregate number of Class A Ordinary Shares that may be issued under the 2018 Plan should be automatically increased each year by the number of shares representing 1.5% of the then total issued and outstanding share capital of the Registrant as of the end of each preceding year. The additional securities registered hereby consist of 77,924,691 Class A Ordinary Shares that were added to the then maximum aggregate number of shares issuable pursuant to the 2018 Plan pursuant to the 2018 Plan’s evergreen provisions, but were not registered under the Existing S-8 Registration Statement.

_______________

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F (File No. 001-38638) for the year ended December 31, 2022, filed with the Commission on April 28, 2023; and

(b)	The description of the Registrant’s Class A ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-38638) filed with the Commission on August 28, 2018, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Thirteenth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.1 to the current report on Form 6-K (File No. 001-38638), furnished with the SEC on August 25, 2022)

4.2	Registrant’s Specimen Certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1 (File No. 333-226822), as amended, initially filed with the SEC on August 13, 2018)

4.3	Deposit Agreement, dated as of September 11, 2018, among the Registrant, Deutsche Bank Trust Company Americas, as the depositary, and all holders and beneficial owners of the American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-229952), filed with the SEC on February 28, 2019)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the validity of the Class A ordinary shares being registered

10.1	2018 Share Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 333-226822), as amended, initially filed with the SEC on August 13, 2018)

23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on June 9, 2023.

NIO INC.

By:	/s/ Bin Li
Name:	Bin Li
Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Bin Li and Wei Feng, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities set forth below on June 9, 2023.

Signature	Title

/s/ Bin Li	Chairman of the Board of Directors and Chief Executive Officer (Principal
Bin Li	Executive Officer)

/s/ Lihong Qin	Director and President
Lihong Qin

/s/ Wei Feng	Chief Financial Officer
Wei Feng	(Principal Financial Officer)

/s/ Hai Wu	Independent Director
Hai Wu

/s/ Denny Ting Bun Lee	Independent Director
Denny Ting Bun Lee

/s/ Yu long	Independent Director
Yu long

/s/ James Gordon Mitchell	Director
James Gordon Mitchell

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of NIO Inc., has signed this registration statement in Newark, Delaware, United States of America on June 9, 2023

Authorized U.S. Representative

By:	/s/ Collen A. De Vries
Name:	Collen A. De Vries
Title:	Senior Vice President